EXHIBIT 21.1

                                  SUBSIDIARIES


              AcXess, Inc., a Florida corporation    (100% owned)

              EPMG, Inc., a Utah corporation         (100% owned)

              SoftSale, Inc., a Florida corporation  (100% owned)